REPORT OF INDEPENDENT
  CERTIFIED PUBLIC
  ACCOUNTANTS
    ON
  INTERNAL CONTROL



  Board of Directors and Shareholders
  Matrix Advisors Value Fund, Inc.
  New York, New York


  In planning and performing our audit of the financial statements of Matrix Advisors Value
  Fund, Inc. for the year ended June 30, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

  The management of the Funds is responsible
  for establishing and maintaining internal
  control.   In fulfilling this responsibility,
  estimates and judgments by management are
  required to assess the expected benefits and
  related costs of controls.   Generally, controls
  that are relevant to an audit pertain to the
  entity's objective of preparing financial
  statements for external purposes that are fairly
  presented in conformity with accounting
  principles generally accepted in the United
  States of America.   Those controls include
  the safeguarding of assets against
  unauthorized acquisition, use, or disposition.

  Because of inherent limitations in any internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of the internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

  Our consideration of the internal control
  would not necessarily disclose all matters in
  internal control that might be material
  weaknesses under standards established by
  the American Institute of Certified Public
  Accountants.   A material weakness is a
  condition in which the design or operation of
  one or more of the internal control
  components does not reduce to a relatively
  low level the risk that misstatements caused
  by error or fraud in amounts that would be
  material in relation to the financial statements
  being audited may occur and not be detected
  within a timely period by employees in the
  normal course of performing their assigned
  functions.   However, we noted no matters
  involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses, as defined above, as of June 30, 2002.

  This report is intended solely for the
  information and use of management and the Board of Directors and Shareholders of the Matrix Advisors Value Fund, Inc. and the
  Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.




    TAIT, WELLER & BAKER

  Philadelphia, Pennsylvania
  August 2, 2002